EXHIBIT 10.9

AMENDMENT #2 TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT #2 TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the “Second Amendment”) is made effective as of the 29th day of June, 2023 by and between Progressive Care, Inc., a Delaware corporation (the “Company”) and Cecile Munnik, an individual (the “Employee”) (the Company and the Employee are from time to time referred to individually as a “Party” and collectively as the “Parties”) as follows:

RECITALS

WHEREAS, the Parties are parties to that certain Employment Agreement made effective as of October 15, 2020 (the “Original Employment Agreement”), as amended by that certain Amended and Restated Employment Agreement made effective as of November 22, 2021 (the “Amended and Restated Agreement”), as further amended by that certain Amendment #1 – to the Amended and Restated Employment Agreement dated November 14, 2022 (the “First Amendment”); and

WHEREAS, the Original Employment Agreement, the Amended and Restated Agreement, the First Amendment, and this Second Amendment are hereinafter referred to collectively as the “Employment Agreement”; and

WHEREAS, the Employee is employed as the Chief Financial Officer of the Company (the “CFO”; and

WHERAS, the Company has made changes to the method in which compensation and benefits are paid to employees, to wit: compensation and benefits are being paid to employees through Pharmco, LLC, a Florida limited liability company (“Pharmco”), a wholly owned subsidiary of the Company; and

WHEREAS, the Company is desirous of continuing the employment of the Employee, and the Employee is desirous of continuing her employment with the Company under the terms of this Second Amendment.

NOW, THEREFORE, in accordance with Section 15(c) of the Employment Agreement and in exchange for good and valuable consideration the receipt and sufficiency of which the Parties expressly acknowledged, the Parties agree as follows:

A.    Amendment to Section 3. The last sentence of Section 3 of the First Amendment is amended to read as follows:

The Employee will become a full-time employee of NextPlat effective July 1, 2024.

B.    Pharmco Acknowledgment. Employee expressly acknowledges that all compensation and benefits due to Employee shall be paid and/or provided for by Pharmco, but that Employee is an employee of the Company, exclusively.

C.    Covenant not to Sue. To the fullest extent permitted by law, at no time subsequent to the execution of this Third Amendment will Employee, pursue, cause, or knowingly permit the prosecution, in any state, federal, or foreign court, or before any local, state, federal, or foreign administrative agency, or any other tribunal, of any charge, claim, or action of any kind, nature, or character whatsoever, known or unknown (each a “Claim” and collectively “Claims”), against Pharmco, excepting only claims for unpaid wages or benefits. Employee expressly agrees that any Claims arising out of or relating to this Agreement or Employee’s employment with the Company shall be brought against the Company exclusively.

D.    No Conflict. This Third Amendment supersedes the Agreement, First Amendment, Second Amendment and all prior or contemporaneous negotiations, commitment, agreements, and writings with respect to the subject matter hereof, all such other negotiations, commitments, agreements, and writings relating to the subject matter of this Amendment shall be of no further force or effect. If there is a conflict between the terms of this Amendment and the terms of the Agreement, this Amendment shall control.

E.    Counterparts. This Third Amendment may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURES ON THE FOLLOWING PAGE]

AMENDMENT #2 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

SIGNATURE PAGE

THE COMPANY:

PROGRESSIVE CARE, INC., a Delaware

corporation

By: /s/ Charles M. Fernandez

Name: Charles M. Fernandez

Title: Chief Executive Officer

THE EMPLOYEE:

/s/ Cecile Munnik

Cecile Munnik, an individual